Exhibit 99.1

SPECIAL MEETING OF UNITHOLDERS OF

SOUTHCROSS ENERGY PARTNERS, L.P.

March 27, 2018

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

A COPY OF THE PROXY STATEMENT AND PROSPECTUS AND THIS FORM OF PROXY

ARE AVAILABLE AT http://www.astproxyportal.com/ast/17947/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

⬛     00030000030000000000    8                                                                                                                           032718

THE BOARD OF DIRECTORS OF SOUTHCROSS ENERGY PARTNERS GP, LLC, A DELAWARE LIMITED LIABILITY COMPANY AND THE GENERAL PARTNER OF SXE (“SXE GP”) RECOMMENDS THAT HOLDERS OF SXE UNITS VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADVISORY COMPENSATION PROPOSAL:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN

1.  Merger Proposal: To approve the Agreement and Plan of Merger, dated October 31, 2017, by and among SXE, SXE GP, American Midstream Partners, LP, a Delaware limited partnership (“AMID”), American Midstream GP, LLC, a Delaware limited liability company and the general partner of AMID (“AMID GP”), and Cherokee Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of AMID (“AMID Merger Sub”), as such agreement may be amended from time to time (the “Merger Agreement”), and the transactions contemplated thereby, including the merger of AMID Merger Sub with SXE, with SXE surviving as a wholly owned subsidiary of AMID (the “Merger”).

		☐	☐	☐

2.  Advisory Compensation Proposal: To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to SXE GP’s named executive officers in connection with the Merger.

		☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned unitholder.

The units represented by this proxy when properly executed, will be voted in the manner directed herein by the undersigned unitholders. If no direction is made, this proxy will be voted “FOR” the Merger Proposal and “FOR” the Advisory Compensation Proposal and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛	⬛

0                         ⬛

SOUTHCROSS ENERGY PARTNERS, L.P.

PROXY CARD

SPECIAL MEETING OF UNITHOLDERS

TUESDAY, MARCH 27, 2018, AT 10 A.M. CT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SOUTHCROSS ENERGY PARTNERS GP, LLC

The undersigned unitholder of Southcross Energy Partners, L.P., a Delaware limited partnership (“SXE”), hereby appoints Bruce A. Williamson, Bret M. Allan and Kelly J. Jameson with full power to act alone, the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, and hereby authorizes Bruce A. Williamson, Bret M. Allan and Kelly J. Jameson to represent and to vote, as designated below, in respect of the undersigned’s common units representing the limited partner interests in SXE (the “SXE Common Units”), subordinated units representing limited partner interests in SXE (the “SXE Subordinated Units”), and Class B Convertible Units representing limited partner interests in SXE (the “SXE Class B Convertible Units” and, together with the SXE Common Units and SXE Subordinated Units, the “SXE Units”) at the Special Meeting of Unitholders to be held at the offices of Locke Lord LLP, JPMorgan Chase Tower, 600 Travis Street, Suite 2800, Houston, Texas 77002 on Tuesday, March 27, 2018, at 10 a.m., Central Time (the “Special Meeting”), and at any or all adjournments thereof, the number of SXE Units the undersigned would be entitled to vote if personally present.

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛